Exhibit 99.1

METROPOLITAN BANK HOLDING CORP TO PRESENT AT THE 2018 KBW COMMUNITY BANK INVESTOR CONFERENCE

NEW YORK, July 30, 2018 – Metropolitan Bank Holding Corp. (NYSE:MCB), the holding company (the “Company”) for Metropolitan Commercial Bank (the “Bank”), announced today that its executive management team will participate in a presentation and investor meetings at the 2018 KBW Community Bank Investor Conference at the New York Hilton Midtown in New York City.

The Company’s Chief Executive Officer, Mark DeFazio, Chief Operating Officer, Gerard Perri, and Chief Financial Officer, Anthony Fabiano, will present on Wednesday, August 1, 2018 at 10:30 a.m. EDT. A webcast of the presentation will be available on August 1, 2018 beginning at 10:15 a.m. EDT, and can be accessed at http://wsw.com/webcast/kbw44/mcb. The webcast will be available for 90 days.

About Metropolitan Bank Holding Corporation

Metropolitan Bank Holding Corp. (NYSE: MCB) is the holding company for Metropolitan Commercial Bank. The Bank provides a broad range of business, commercial and personal banking products and services to small and middle-market businesses, public entities and affluent individuals in the New York metropolitan area. Founded in 1999, the Bank is headquartered in New York City and operates six locations in Manhattan, Brooklyn and Great Neck, Long Island. The Bank is also an active issuer of debit cards for third-party debit card programs. Metropolitan Commercial Bank is a New York State chartered commercial bank, an FDIC member and an equal opportunity lender. For more information, please visit www.mcbankny.com.

Forward Looking Statement Disclaimer

This release contains certain “forward-looking statements” about the Company which, to the extent applicable, are intended to be covered by the safe harbor for forward-looking statements provided under Federal securities laws and, regardless of such coverage, you are cautioned about. Examples of forward-looking statements include but are not limited to the Company’s financial condition and capital ratios, results of operations and the Company’s outlook and business. Forward-looking statements are not historical facts. Such statements may be identified by the use of such words as “may”, “believe”, “expect”, “anticipate”, “plan”, “continue”, or similar terminology. These statements relate to future events or our future financial performance and involve risks and uncertainties that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we caution you not to place undue reliance on these forward-looking statements. Factors which may cause our forward-looking statements to be materially inaccurate include, but are not limited to those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K, as well as an unexpected deterioration in our loan portfolio, unexpected increases in our expenses, greater than anticipated growth and our ability to manage such growth, unanticipated regulatory action, unexpected changes in interest rates, an unanticipated decrease in deposits, an unanticipated loss of key personnel, an unanticipated loss of existing customers, competition from other institutions resulting in unanticipated changes in our loan or deposit rates, unanticipated increases in Federal Deposit Insurance Corporation costs and unanticipated adverse changes in our customers’ economic conditions or economic conditions in our local area in general.

Forward-looking statements speak only as of the date of this release. We do not undertake any obligation to update or revise any forward-looking statement, whether the result of new information, future events or otherwise.

Contacts

Investor Relations

Metropolitan Bank Holding Corp.
212-365-6721
IR@MetropolitanBankNY.com

Media

Sard Verbinnen & Co

Paul Scarpetta/Liz Zale

212-687-8080

MCB-SVC@sardverb.com

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